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                                                                   Exhibit 10.17

                                WARRANT AGREEMENT

     This AGREEMENT (this "Agreement") is made by and between FLUX U.S. Corporation, a Delaware corporation ("FLUX U.S.") and ITFS Spectrum Advisors LLC, a Delaware limited liability company ("ISA"), as of the 13th day of November, 2003 (the "Effective Date"). In consideration of the mutual covenants and promises made below, and other good and valuable consideration, the parties agree as follows:

     1. RELATIONSHIP. FLUX U.S. and HITN, an affiliate of ISA, are parties to that certain Master Spectrum Acquisition Agreement dated November __, 2003 (the "MSA"). In connection with the MSA, ISA shall earn warrants (the "Warrants") to purchase shares of Class A common stock of FLUX U.S. (the "Warrant Shares") under this Agreement in consideration of, and based on, ISA's facilitation of FLUX U.S.'s acquisition of ITFS/MMDS channels (measured in CPOPs as defined in the MSA) from third parties after the closing of the MSA and during the twenty-four months following the date of this Agreement. Warrants will be deemed earned if ISA makes an introduction to FLUX U.S. which results in the "Acquisition," as defined below, of CPOPs. For purposes of this Agreement, the term "Acquisition" means any transaction in which FLUX U.S. makes an acquisition of ITFS, MDS, or MMDS channels (as they are defined by the Federal Communications Commission) through a spectrum license purchase, lease or sublease in which ISA has either (x) made an introduction to the third party whose CPOPs are subject to the transaction or (y) facilitated the transaction with the third party to closing through its efforts and assistance. FLUX U.S. and ISA agree to discuss appropriate consideration, if any, that ISA may be eligible for in connection with transactions that do not qualify as Acquisitions but in which FLUX U.S. purchases, sell, leases, swaps or secures an option on ITFS, MDS or MMDS channels and ISA has either (x) made an introduction to the third party whose CPOPs are subject to the transaction or (y) facilitated the transaction with the third party to closing through its efforts and assistance. FLUX U.S. shall have no obligation to negotiate or consummate Acquisitions. Warrants shall be earned as of the date of closing of any such Acquisition and shall be subject to the issuance of a Warrant in writing promptly following such closing.

     2. WARRANTS.

          2.1 TERMS: WARRANT SHARE LIMITATION. FLUX U.S. shall issue ISA Warrants to purchase Warrant Shares up to an aggregate share value (as determined by the Value of Warrant Shares pursuant to Section 2.3 below) of the sum of (i) Two Million Fifty Thousand Two Hundred and Sixty Two Dollars ($2,050,262) plus (ii) the product of $0.05 multiplied by the number of CPOPs covered by Extra Spectrum Rights (as defined in the MSA) acquired by FLUX U.S. pursuant to Section 1.02 of the MSA (the "Share Maximum"), based on the respective valuations of the Warrant Shares as of each date on which Warrants are issued to Holder. To the extent the number of CPOPs acquired by FLUX U.S. pursuant to the MSA at the First Closing (as defined in the MSA) is reduced during the Adjustment Period (as defined below) below 28,448,074 CPOPs as a result of the exercise of rights of first refusal ("RFRs") or other post-closing adjustments, the Share Maximum shall be subject to downward adjustment by an amount calculated as the product of $0.05 multiplied by reduction in the number of CPOPs as a result of the exercise of such RFRs or other post-closing adjustments, and any Warrant issued in excess of the Share Maximum as adjusted shall be automatically cancelled and replaced by

FLUX U.S. with an amended Warrant in an appropriate amount, upon the delivery of which ISA or the holder of the Warrant shall immediately surrender the cancelled Warrant to FLUX U.S . For purposes of this paragraph, the "Adjustment Period" is defined as the period beginning on the closing date of the MSA (the "Original Closing") and ending on the day which is one hundred fifty (150) days thereafter. Warrants shall be issued as more particularly set forth in Section
2.2 below. All Warrants issued under this Agreement will be in the form of the attached Appendix A and will be priced and issued on the day of closing of the Acquisition for which any such Warrant is issued. Notwithstanding any other terms or conditions in this Agreement, FLUX U.S. shall not be obligated under any circumstances to issue Warrants for more than the Share Maximum.

          2.2 CONDITIONS TO EARNING WARRANTS; WARRANT SHARES CALCULATION.

               During the Term (as defined in Section 3 below) and subject to the Share Maximum, ISA shall earn Warrants and FLUX U.S. shall issue a Warrant upon the closing of an Acquisition after the Original Closing and the transfer of any CPOPs in connection with the Original Closing. The number of Warrant Shares subject to each such Warrant shall be calculated as follows: The price paid per CPOP (the "CPOP Price") shall be calculated by FLUX U.S. for each such Acquisition. The number of CPOPs acquired by FLUX U.S. in each Acquisition shall be multiplied by an amount which is fifty per cent (50%) of the difference (if any), between the CPOP Price and Fifty-two cents ($0.52), assuming the CPOP Price is less than Fifty-two cents ($0.52). The resulting product of that multiplication shall be divided by the Value of the Warrant Shares (as defined in Section 2.3 below) as of the date the Acquisition is closed. The quotient of that division shall be the number of Warrant Shares earned by ISA as a result of that Acquisition, and shall be evidenced in the Warrant issued in connection with that Acquisition.

          2.3 VALUE OF WARRANT SHARE. The Value of the Warrant Shares shall be defined as the greater of (i) the value per Class A common share as determined by the board of directors of FLUX U.S. from time to time, as in effect on the respective date the Warrant is issued; or (ii) the price per share of FLUX U.S.'s common stock in the then most recently completed funding round of FLUX U.S. in excess of Two Million Dollars ($2,000,000), or, if such funding round did not include common stock but did include preferred stock or other convertible securities, the price per share of common stock, based on converting such preferred stock or other convertible securities to common stock pursuant to the applicable conversion rights.

          2.4 CPOP CALCULATION. The CPOP and household numbers listed on
Schedule I hereto shall be controlling with respect to all calculations of CPOPs for purposes of this Agreement. For calculations of CPOPs with respect to Acquisitions made by Flux that are the subject of this Agreement for markets that are other than those listed on Schedule I, the number of CPOPs will equal the number of total households within the protected or exclusive service area specified in the then current FCC Rules ("Service Area") times the number of ITFS, MMDS or MDS Channels licensed to the applicable entity within such Service Area. The geographic area encompassed within a Service Area shall define the limits of a Market Area for purposes of this Agreement. In the event of a dispute over the correct number of households located within a Service Area for those markets not listed on Schedule I, the parties agree to


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determine the correct number of households using the most up-to-date commercial engineering software available for calculating such household numbers.

          2.5 ADJUSTMENTS. The number of Warrant Shares for which Warrants become issuable under this Agreement, the Share Maximum, and the per share exercise price of the Warrants, shall be subject to proportionate adjustment from time to time in the event of any stock split, stock dividend, combination, recapitalization or the like, as set forth in the form of Warrant attached as Appendix A.

          2.6 CPOP PRICE. With respect to any Acquisition, the CPOP Price shall be defined and calculated on the same basis as the CPOPs acquired pursuant to the MSA.

     3. TERM; TERMINATION. This Agreement shall commence and become effective on the Effective Date and continue until termination of the MSA and all other agreements between FLUX U.S. and an ISA, provided that this Agreement shall terminate immediately and without notice at such time as FLUX U.S. has issued ISA Warrants under this Agreement for the Share Maximum.

     4. OWNERSHIP OF ISA; RESTRICTIONS ON ASSIGNMENT AND TRANSFER; REPRESENTATIONS AND WARRANTIES.

          4.1 OWNERSHIP OF ISA AND TRANSFER. ISA will initially be owned jointly by Hispanic Information and Telecommunications Network, Inc. ("HITN") and a limited liability company wholly owned by Rudolph J. Geist ("Geist"). This Agreement, and any Warrants issued hereunder, shall not be assignable or transferable by ISA except in strict accordance with the restrictions on transfer contained in the Warrant. A "Permitted Transferee," for purposes of the Warrants issued pursuant to this Agreement, is defined as that term is defined in that certain Stockholders' Agreement of FLUX U.S. dated as of November __, 2003 (the "Stockholders Agreement"). Prior to any issuance of Warrants or any permitted assignment or transfer, ISA will provide to FLUX U.S. copies of its own organizational documents, and with respect to any assignees or transferees, the organizational documents of any such assignee or transferee entity, including corporate articles and bylaws, LLC operating agreements, partnership agreements, voting or member agreements, and other governance documents, as applicable. ISA will provide to FLUX U.S. such further assurances with respect to its own ownership or the ownership of any assignee or transferee entity as shall be requested by FLUX U.S. in its sole discretion. Upon execution of this Agreement, ISA will also execute and be bound by the Stockholders Agreement and that certain Registration Rights Agreement, dated as of November __, 2003, by and among FLUX U.S. and certain of its stockholders (the "RRA"). Upon any transfer of Warrants or shares issued upon exercise of a Warrant to either of HITN or Geist in accordance with the provisions of such Warrant, each of HITN and Geist shall agree to execute and become bound by the Stockholders Agreement and the RRA.

          4.2 REPRESENTATIONS AND WARRANTIES. ISA represents and warrants to FLUX U.S. as follows:


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          4.3 ORGANIZATION. ISA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business.

          4.4 AUTHORIZATION. All action on the part of ISA, necessary for the authorization, execution and delivery of this Agreement, has been taken.

          4.5 INVESTMENT PURPOSE. ISA is acquiring the Warrants and the Warrant Shares for ISA's own account (and not as a nominee or agent) for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of the Warrants or the Warrant Shares, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

          4.6 INVESTOR STATUS; INVESTMENT RISK. ISA (a) is and at all relevant times will be an "accredited investor" as defined in Regulation D under the Securities Act and (b) is not and at all relevant times will not be a "broker" or "dealer" as those terms are defined in Section 3 of the Shares Exchange Act of 1934, as amended. ISA understands that its receipt of the Warrants and the Warrant Shares involves a high degree of risk, and acknowledges that it is able to bear the financial risks associated with an investment in the Warrants and the Warrant Shares, including the loss of its entire investment. ISA has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Warrants and the Warrant Shares.

          4.7 DISCLOSURE. ISA acknowledges and agrees that FLUX U.S. has made available to ISA, or its attorneys or accountants, all other documents and information that ISA has requested, and that FLUX U.S. has provided answers to all of their questions concerning ISA's receipt of the Warrants and the Warrant Shares. ISA has requested and received all documents and other information that ISA has deemed necessary for making an evaluation of FLUX U.S.

          4.8 RESTRICTED SECURITIES. ISA acknowledges that the Warrant Shares issuable upon exercise of the Warrants are "restricted securities" under the federal securities laws and that (a) the Warrant Shares have not been and are not being registered under the Securities Act or any state securities laws and
(b) FLUX U.S. is not obligated to register the Warrant Shares under the Securities Act or any state securities laws, or to comply with the terms and conditions of any exemption under those laws.

          4.9 TRANSFER OR RESALE. ISA understands that the Warrant and the Warrant Shares may not be offered for sale, sold, assigned or transferred unless
(a) the Warrants or Warrant Shares are subsequently registered under federal and state securities laws, or (b) ISA has delivered to FLUX U.S. an opinion of legal counsel, in a form reasonably acceptable to FLUX U.S. and its legal counsel, to the effect that the Warrants or Warrant Shares, as applicable, may be sold, assigned or transferred pursuant to an exemption from such registration or (c) ISA provides FLUX U.S. with reasonable assurances that the Warrants or Warrant Shares can be and are being sold, assigned or transferred in accordance with Rule 144 under the Securities Act.


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          4.10 LEGENDS. ISA hereby consents to the placement of a legend on all certificates representing the Warrant Shares in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE ISSUER'S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

          4.11 RELIANCE ON EXEMPTIONS. ISA understands that FLUX U.S. (a) is issuing the Warrants and will be issuing the Warrant Shares, if at all, to ISA in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and (b) is relying in part upon the truth and accuracy of, and ISA's compliance with, the representations, warranties, agreements, acknowledgments and understandings of ISA set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of ISA to acquire the Warrants and the Warrant Shares.

     5. GENERAL PROVISIONS.

          5.1 AGREEMENT AUTHORIZED. FLUX U.S. and ISA have full power and authority to enter into and perform this Agreement, and the person(s) signing this Agreement on behalf of each party has been properly authorized and empowered to enter into this Agreement.

          5.2 INTEGRATION. The parties acknowledge that each has read, understands, and agrees to be bound by this Agreement including the Appendix, which is incorporated into this Agreement by this reference, and that this Agreement is the complete and entire agreement between the parties regarding the subject matter described herein and supersedes all prior or contemporaneous written or oral agreements and/or understandings by or among the parties, whether express or implied concerning the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, among the parties hereto relating to the subject matter contained in this Agreement which are not fully set forth herein.

          5.3 NONWAIVER. Any failure or delay by any party to exercise or partially exercise any right, power or privilege hereunder shall not be deemed a waiver of any of the rights, powers or privileges under this Agreement. The waiver by any party of a breach of any


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term, condition or provision of this Agreement shall not operate as, or be construed as, a waiver of any subsequent breach thereof.

          5.4 MODIFICATIONS OR WAIVERS. No modifications or amendments to this Agreement and no waiver of any provisions hereof shall be valid unless made in writing signed by duly authorized representatives of the parties.

          5.5 APPLICABLE LAW. This Agreement shall in all respects, including all matters of construction, validity, and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without reference to any rules governing conflicts of laws. However, in light of FLUX U.S.'s presence and headquarters in the State of Washington, any dispute arising out of this Agreement shall be resolved in a court of appropriate jurisdiction or by an arbitration located in King County, Washington. Each party specifically and expressly consents to the personal jurisdiction of the state and federal courts located in Seattle, King County, Washington.

          5.6 SEVERABILITY. If any term, provision or part of this Agreement is to any extent held invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be impaired or affected thereby, and each term, provision, and part shall continue in full force and effect and be interpreted in a manner consistent with the parties' intent.

          5.7 SURVIVAL. The terms, conditions and warranties contained in this Agreement that by their sense and context are intended to survive the performance hereof by the parties hereunder shall so survive the completion of the performance, cancellation or termination of this Agreement.

          5.8 TRAVEL AND RELATED EXPENSES. Any travel and related expenses reasonably incurred by ISA and approved in advance by FLUX U.S. in connection with its performance of making introductions and facilitating Acquisitions under
Section 1 of this Agreement shall be paid by FLUX U.S. upon the submittal of documentation of such expenses satisfactory to FLUX U.S.

          5.9 ATTORNEY'S FEES. In the event any action is brought to enforce any rights other than pursuant to an Arbitrable Dispute hereunder, or to declare a breach of this Agreement, such action shall not be subject to the arbitration provisions of Section 5.10, and the prevailing party shall be entitled to recover, in addition to any other amounts awarded, reasonable legal costs including attorney's fees incurred thereby. An "Arbitrable Dispute" is defined as (and limited to) any dispute concerning the payment of money hereunder or to resolve an ambiguity in the drafting of this Agreement.

          5.10 ARBITRATION OF ARBITRABLE DISPUTES.

          (a) If the parties are unable to resolve any Arbitrable Dispute under this Agreement, the following baseball decision rules ("Baseball Arbitration") shall apply. Any such Arbitrable Dispute shall be resolved by a single Arbitrator. In the event of an Arbitrable Dispute over any provision of this Agreement, either party may request by written notice to the other party that it wishes to submit the disputed matter for resolution by Baseball Arbitration. The parties shall agree to submit the matter to an Arbitrator within 30 days after the requesting


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party's notice has been received by the other party. Within fifteen (15) days
(the "Submission Period") after the appointment of the arbitrator (the "Arbitrator") in accordance with the Commercial Arbitration Rules (then in effect) of the American Arbitration Association for arbitration of commercial disputes (the "AAA") using the Federal Rules of Civil Procedures, each party shall submit to the Arbitrator its own proposal for the resolution of the contested issue. Such submissions shall remain secret until after the Arbitrator has received each party's proposal, at which time the Arbitrator shall inform each party of the other's proposal. No such proposal may be amended after it is submitted to the Arbitrator. The Arbitrator shall compare the proposals. The Arbitrator shall determine which proposal he or she believes to be the resolution most closely in accordance with the relevant provisions of this Agreement and shall order the adoption of such proposal as the relief granted. If any party fails to submit its proposal by the end of the Submission Period, the Arbitrator shall order the adoption of the other party's proposal.

          (b) The arbitration hearing shall be located in neutral location agreed upon by the parties or, if they cannot so agree, in a location in Seattle, Washington selected by the Arbitrator or Arbitration Panel. The Federal Rules of Evidence shall apply to the arbitration hearing. The party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. Each party shall bear the burden of persuasion with respect to its proposal for resolution of the matter. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitrator will have no power or authority, pursuant to the rules of the AAA or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including without limitation the provisions of this Section 5.10(b).

          (c) Should an Arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 5.10, the Arbitrator shall be replaced pursuant to the rules of the AAA. If an arbitrator is replaced after the arbitration hearing has commenced, then a rehearing shall take place in accordance with this Section 5.10 and the rules of the AAA.

          (d) Within fifteen (15) days after the closing of the arbitration hearing, the Arbitrator will prepare and distribute to the parties a writing setting forth the Arbitrator's or Arbitration Panel's finding of facts and any relevant conclusions of law relating to the Arbitrable Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement.

          (e) The Arbitrator is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Arbitrable Dispute. The Arbitrator or Arbitration Panel is authorized to issue monetary sanctions against either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.


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          (f) Any award rendered by the Arbitrator will be final, conclusive and binding upon the parties and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

          (g) Each party will bear an equal one-half of all fees, costs and expenses of the Arbitrators, and notwithstanding any law to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitrator, the prevailing party in such a proceeding shall be entitled to recover reasonable attorney's fees and expenses incurred in connection with such proceedings, in addition to any other relief to which it may be entitled.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                        ITFS Spectrum Advisors LLC


                                        By: /s/ Rudolph J. Geist
                                            ------------------------------------
                                            Rudolph J. Geist as Managing Member


                                        FLUX U.S. Corporation


                                        By: /s/ R. Gerard Salemme
                                            ------------------------------------
                                            R. Gerard Salemme

                      [Signature Page to Warrant Agreement]


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                                   APPENDIX A

                                 Form of Warrant

                                 (See Attached)


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